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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary companies of the Registrant are listed below. With respect to the companies named, all voting securities are owned directly or indirectly by the Registrant, except where otherwise indicated.

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
                                                                  INCORPORATED        OWNED BY
                                                                      UNDER           IMMEDIATE
                            NAME                                     LAWS OF           PARENT
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
Infinity Broadcasting Corporation                                   Delaware            82.00
  Infinity Media Corporation(1)                                     Delaware           100.00
     TDI Worldwide, Inc.(2)                                         Delaware           100.00
       TDI Metro Limited                                             Ireland            51.00
          Metro Poster Advertising Ltd.                              Ireland           100.00
          Roadshow Advertising Ltd.                                  Ireland           100.00
       TDI Holdings Limited(3)                                         UK              100.00
          LDI Limited                                                  UK              100.00
            TDI Advertising Limited(4)                                 UK              100.00
               TDI Mail Holdings Limited(5)                     Northern Ireland       100.00
       UCGI, Inc.                                                   Delaware           100.00
          TMRG, Inc.                                                Delaware           100.00
       CBS Radio, Inc.(6)                                           Delaware           100.00
          Radio Data Group, Inc.                                    Virginia            50.00
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(1) Infinity Media Corporation is also the parent company of 50 wholly-owned subsidiaries which consist primarily of radio stations operations, all of which are incorporated in the United States.

(2) TDI Worldwide, Inc. is also the parent company of 6 wholly-owned outdoor and transit advertising companies and franchises, all of which are incorporated in the United States.

(3) TDI Holdings Limited is also the parent company of 5 wholly-owned subsidiaries which consist primarily of outdoor and transit advertising operations, all of which are incorporated in the Netherlands.

(4) TDI Advertising Limited is also the parent company of 6 wholly-owned outdoor and transit advertising companies and franchises, all of which are incorporated in the United Kingdom.

(5) TDI Mail Holdings Limited is the parent company of 3 wholly-owned outdoor and transit advertising companies, all of which are incorporated in foreign countries.

(6) CBS Radio, Inc. is also the parent company of 14 wholly-owned subsidiaries which consist primarily of radio station operations, all of which are incorporated in the United States.

                                    INFINITY BROADCASTING CORPORATION         43